Capital Bancorp, Inc. Posts Broad Based Growth
Leading to a Sharp Profitability Increase
Third Quarter 2024 Results
•Net Income of $8.7 million, or $0.62 per share
◦Net Income, as adjusted to exclude the impact of merger-related expenses (non-GAAP)(1), of $9.2 million, or $0.66 per share
•Tangible Book Value Per Share(1) of $20.13, increased 4.5%, or $0.87 as compared to $19.26 (2Q 2024).
•Net Interest Income increased $1.3 million, or 3.5% (not annualized), from 2Q 2024
•Net Interest Margin ("NIM") decreased to 6.41% as compared to 6.46% (2Q 2024)
◦Core NIM, as adjusted to exclude the impact of credit card loans (non-GAAP)(1) increased to 4.08% as compared to 4.00% (2Q 2024)
•Loan Growth of $85.9 million, or 16.9% annualized for 3Q 2024
•Deposit Growth of $85.8 million, or 16.2% annualized for 3Q 2024; Noninterest bearing deposits increased $33.5 million, or 19.5% annualized from 2Q 2024
•Cash dividend of $0.10 per share declared
Rockville, Maryland, October 28, 2024 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $8.7 million, or $0.62 per diluted share, for the third quarter 2024, compared to net income of $8.2 million, or $0.59 per diluted share, for the second quarter 2024, and $9.8 million, or $0.70 per diluted share, for the third quarter 2023. Net income, as adjusted to exclude the impact of merger-related expenses (non-GAAP)(1), was $9.2 million, or $0.66 per diluted share, for the third quarter 2024, compared to $8.3 million, or $0.59 per diluted share, for the second quarter 2024.

The Company also declared a cash dividend on its common stock of $0.10 per share. The dividend is payable on November 20, 2024 to shareholders of record on November 4, 2024.

“We continue to benefit from our diversified business which is driving growth across our platforms," said Ed Barry, Chief Executive Officer of the Company and the Bank. "With the changing interest rate environment, our core margin has inflected. The acquisition of Integrated Financial Holdings, Inc. is now complete and we are now focused on integration and unlocking opportunity out of their complementary lines of business."

"The Bank continues to execute on its smart growth strategy as reflected by the impressive year-to-date and third quarter growth in commercial bank loan balances and deposits, both interest bearing and non-interest bearing. Our diversified profit centers complement one another and our recent acquisition of IFH adds an additional high potential opportunity for growth,” said Steven J Schwartz, Chairman of the Company. “In addition, our quarter-over-quarter 4.5% increase in tangible book value (with all investment securities fully marked), together with stable asset quality, ROA and ROE metrics, offer clear evidence of our franchise durability.”

(1) Reconciliations of the non–U.S. generally accepted accounting principles ("GAAP") measures are set forth in the Appendix at the end of this press release.
Acquisition of Integrated Financial Holdings, Inc.
On October 1, 2024, the Company completed its previously announced merger with Integrated Financial Holdings, Inc. ("IFHI"). Pursuant to the terms of the Merger Agreement, each share of IFHI’s common stock, par value $1.00 per share (“IFHI Common Stock”) was converted into the right to receive (a) 1.115 shares of common stock of the Company, par value $0.01 per share (“Capital Common Stock”); and (b) $5.36 in cash per share of IFHI Common Stock held immediately prior to the Effective Time, in addition to cash in lieu of fractional shares. In addition, each stock option granted by IFHI to purchase shares of IFHI Common Stock, whether vested or unvested, outstanding immediately prior to the Effective Time, was assumed by the Company and converted into an equivalent option to purchase Capital Common Stock, with the same terms and conditions as applied to the IFHI stock option.
In the first nine months of 2024, the Company incurred pre-tax merger-related expenses of $1.3 million, including expenses totaling $0.5 million for the third quarter 2024, consistent with modeled expectations.
The following table provides a reconciliation of the Company's net income under GAAP to non-GAAP results excluding merger-related expenses.

	Third Quarter 2024				Second Quarter 2024
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense(Benefit)	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Earnings	$11,499	$2,827	$8,672	$0.62	$10,933	$2,728	$8,205	$0.59
Add: Merger-Related Expenses	520	(37)	557		83	21	62
Non-GAAP Earnings	$12,019	$2,790	$9,229	$0.66	$11,016	$2,749	$8,267	$0.59

	Nine Months Ended September 30, 2024
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Earnings	$31,056	$7,617	$23,439	$1.69
Add: Merger-Related Expenses	1,315	158	1,157
Non-GAAP Earnings	$32,371	$7,775	$24,596	$1.77
Note: The tax benefit associated with merger-related expenses has been adjusted to reflect the estimated nondeductible portion of the expenses.

Third Quarter 2024 Highlights
Earnings Summary
Net income of $8.7 million, or $0.62 per diluted share, increased $0.5 million compared to $8.2 million, or $0.59 per diluted share, for the second quarter 2024. Net income, as adjusted to exclude the impact of merger-related expenses (non-GAAP)(1), increased $0.9 million to $9.2 million, or $0.66 per diluted share, for the third quarter 2024 compared to $8.3 million, or $0.59 per diluted share, for the second quarter 2024.
•Net interest income of $38.4 million increased $1.3 million, or 3.5%, compared to the second quarter 2024.
◦Interest income of $52.6 million increased $2.0 million, or 3.9%, over the second quarter 2024 primarily from $1.7 million in portfolio loan interest income, as growth in average balances increased $61.0 million. Interest income from interest-bearing deposits held at other financial institutions increased $0.2 million, as average balances increased $14.0 million to $91.1 million.
◦Interest expense of $14.3 million increased $0.7 million, or 5.1% over the second quarter 2024 due to increases in customer money market deposits and time deposits of $0.4 million and $0.3 million, respectively. Average balances increased $27.0 million and $14.0 million, respectively.
•The provision for credit losses was $3.7 million, an increase of $0.3 million from the second quarter 2024 primarily driven by unsecured credit card loan growth in the quarter. Net charge-offs totaled $2.7 million in the third quarter including $1.7 million from credit card related loans, $0.6 million from commercial real estate, and $0.4 million from commercial and industrial loans. The $0.8 million net charge-offs increase quarter over quarter includes $0.6 million from a commercial loan charge-off that was fully reserved for, and $0.2 million from higher credit card loans. At September 30, 2024, the allowance for credit losses to total loans ratio was 1.51%, down 2 basis points from the ratio at June 30, 2024.
•Noninterest income of $6.6 million decreased $0.3 million as compared to the second quarter 2024 primarily due to decreased credit card fees of $0.3 million.
•Noninterest expense of $29.7 million increased $0.2 million as compared to the second quarter 2024. Noninterest expense of $29.2 million, excluding merger-related expenses of $0.5 million, decreased $0.2 million as compared to the second quarter 2024. Variances include:
◦Advertising expense of $1.2 million decreased $0.8 million off of seasonally high second quarter levels.
◦Professional fees of $2.0 million increased $0.2 million primarily related to increased non-merger-related legal fees.
◦Other expense categories increased $0.4 million including slight increases from data and loan processing expense and operational losses.
•Income tax expense of $2.8 million, or 24.6% of pre-tax income for the third quarter 2024, increased $0.1 million from $2.7 million, or 25.0% of pre-tax income for the second quarter 2024.

Balance Sheet
Total assets of $2.6 billion at September 30, 2024 increased $122.2 million, or 5.0% (not annualized), from June 30, 2024.
•Cash and cash equivalents of $156.7 million at September 30, 2024 increased $20.2 million from June 30, 2024, as total deposits increased $85.8 million, and Federal Home Loan Bank advances increased $20.0 million, partially offset by an increase in total portfolio loans of $85.9 million.
•Total portfolio loans of $2.1 billion at September 30, 2024 increased $85.9 million, or 4.3% (not annualized) from June 30, 2024. Total average loans increased $61.0 million quarter over quarter.
◦Owner-occupied commercial real estate loans increased $32.1 million, or 10.0% (not annualized) from June 30, 2024.
◦The average portfolio loans-to-deposit ratio of 98.20% for the three months ended September 30, 2024 remained stable.
•Total deposits of $2.2 billion at September 30, 2024 increased $85.8 million, or 4.1% (not annualized), from June 30, 2024, The increase includes $40.4 million of customer time deposits, $33.5 million of noninterest-bearing deposits primarily related to growth in title company deposit balances and $14.1 million of growth in customer money market deposits.
◦Uninsured and unprotected deposits were approximately $645.6 million as of September 30, 2024, representing 29.5% of the Company's deposit portfolio.
◦Low and no interest bearing deposits of $988.4 million increased $33.5 million, or 3.5% (not annualized) from June 30, 2024. Average noninterest-bearing deposits of $680.7 million increased $27.7 million, or 4.2% (not annualized), and represented 32.6% of total average deposits at September 30, 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $208.7 million, or 8.1% of total assets, an effective duration of 3.0 years, with U.S. Treasury Securities representing 61.8% of the overall investment portfolio at September 30, 2024. The AOCI on the investment securities portfolio decreased $4.5 million during the quarter to a negative $8.6 million as of September 30, 2024, which represents 3.1% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity - The Company maintains stable and reliable sources of available borrowings consistent with prior quarter. Sources of available borrowings at September 30, 2024 totaled $691.8 million, including available collateralized lines of credit of $500.4 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $115.4 million.
•Capital Positions - As of September 30, 2024, the Company reported a robust common equity tier 1 capital ratio of 14.78%, compared to 15.08% at June 30, 2024. At September 30, 2024, the Company and the Bank maintain regulatory capital ratios that exceed all capital adequacy requirements.

Financial Metrics
Net Interest Margin - Net interest margin decreased 5 basis points to 6.41% for the three months ended September 30, 2024, compared to prior quarter. Core Net Interest Margin, as adjusted to exclude the impact of OpenSky™ credit card loans (non-GAAP)(1), increased 8 basis points to 4.08% as compared to prior quarter.
•The average yield on interest earning assets of 8.79% decreased 3 basis points compared to the prior quarter. The yield on portfolio loans, as adjusted to exclude the impact of OpenSky™ credit card loans (non-GAAP)(1), of 7.15% for the third quarter 2024, increased 11 basis points primarily from portfolio turnover.
•The total cost of deposits increased 3 basis points to 2.64% for the third quarter 2024 as compared to the prior quarter.
•The total cost of interest-bearing deposits increased 5 basis points to 3.92% for the third quarter 2024 as compared to the prior quarter.
Efficiency Ratios – The efficiency ratio was 66.1% for the three months ended September 30, 2024, compared to 67.1% for the three months ended June 30, 2024. The efficiency ratio, as adjusted to exclude the impact of merger-related expenses (non-GAAP)(1), was 64.9% for the three months ended September 30, 2024 compared to 66.9% for the three months ended June 30, 2024.
Credit Metrics and Asset Quality - Overall credit performance remains stable with the allowance for credit losses to total loans ratio decreasing 2 basis points to 1.51% at September 30, 2024 as compared to June 30, 2024. Nonperforming assets increased 2 basis point to 0.60% of total assets at September 30, 2024 as compared to June 30, 2024. Total nonaccrual loans at September 30, 2024 increased $1.4 million to $15.5 million compared to June 30, 2024. At September 30, 2024, special mention loans totaled $20.3 million, or 1.0% of total portfolio loans, as compared to $23.3 million, or 1.2% of total portfolio loans, at June 30, 2024. At September 30, 2024, substandard loans totaled $23.8 million, or 1.1% of total portfolio loans, as compared to $22.1 million, or 1.2% of total portfolio loans, at June 30, 2024.
Performance Ratios – Annualized return on average assets ("ROAA") and annualized return on average equity ("ROAE") were 1.42% and 12.59%, respectively, for the three months ended September 30, 2024, compared to 1.40% and 12.53%, respectively, for the three months ended June 30, 2024.
•Annualized ROAA and annualized ROAE, as adjusted to exclude the impact of merger-related expenses (non-GAAP)(1), were 1.51% and 13.40%, respectively, for the three months ended September 30, 2024, compared to 1.41% and 12.62%, respectively, for the three months ended June 30, 2024.
Consistent Tangible Book Value Growth - Tangible book value per common share(1) grew $0.87, or 4.5%, to $20.13 at September 30, 2024 when compared to June 30, 2024. The Company did not have goodwill or other intangible assets during any of the periods presented and therefore, tangible book value per share(1) is equal to book value per share.

Commercial Bank
Continued Portfolio Loan Growth - Gross portfolio loans, excluding OpenSky™ credit card loans, increased $80.5 million, to $2.0 billion, at September 30, 2024 compared to June 30, 2024.
The $80.5 million gross portfolio loan growth includes commercial real estate loans of $38.5 million, residential real estate loans of $22.4 million and commercial and industrial loans of $16.1 million. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income - Interest income of $35.8 million increased $1.9 million from prior quarter, driven by loan growth and higher loan yields. Interest expense of $14.0 million increased $0.7 million, driven by an increase in average balances in the third quarter 2024.
Credit Metrics - Nonperforming assets increased 2 basis point to 0.60% of total assets at September 30, 2024 compared to June 30, 2024. Total nonaccrual loans at September 30, 2024 increased to $15.5 million compared to June 30, 2024.
The following tables present non-owner-occupied and owner-occupied commercial real estate loans and multi-family loans and the weighted average loan-to-value ("LTV").
Non-owner-occupied commercial real estate loans, including multi-family

	As of September 30, 2024
(in thousands)	Amount	Average Loan Size	Weighted Average LTV(1)	% of Non-Owner-Occupied Commercial Real Estate Loans	% of Total Portfolio Loans, Gross
Loan type:
Multi-family	$170,513	$1,853	58.1%	Not Applicable	8.1%

Retail	$116,324	$1,454	56.6%	28.8%	5.5%
Mixed use	96,337	1,189	52.8%	23.9%	4.6%
Hotel	74,343	4,130	52.4%	18.4%	3.5%
Industrial	63,109	1,127	54.2%	15.6%	3.0%
Office	13,356	557	63.2%	3.3%	0.6%
Other	40,018	1,819	55.4%	10.0%	1.9%
Total non-owner-occupied commercial real estate loans	$403,487	$1,436	54.6%	100.0%	19.1%
Total portfolio loans, gross	$2,113,705

Owner-occupied commercial real estate loans

	As of September 30, 2024
(in thousands)	Amount	Average Loan Size	Weighted Average LTV(1)	% of Owner-Occupied Commercial Real Estate Loans	% of Total Portfolio Loans, Gross
Loan type:
Industrial	$108,048	$1,522	56.9%	30.7%	5.1%
Office	44,781	640	57.5%	12.7%	2.1%
Retail	41,137	762	59.2%	11.7%	1.9%
Mixed use	17,550	924	65.2%	5.0%	0.8%
Other(2)	139,946	2,799	61.6%	39.9%	6.6%
Total owner-occupied commercial real estate loans	$351,462	$1,331	59.6%	100.0%	16.6%
Total portfolio loans, gross	$2,113,705
(1)The weighted average LTV of the loan categories previously mentioned are calculated by reference to the most recent appraisal of the property securing each loan.
(2)Other owner-occupied commercial real estate loans include special purpose loans of $57.9 million, skilled nursing loans of $53.8 million, and other loans of $28.2 million.

Classified and Criticized Loans - At September 30, 2024, special mention loans totaled $20.3 million, or 1.0% of total portfolio loans, as compared to $23.3 million, or 1.2% of total portfolio loans, at June 30, 2024. At September 30, 2024, substandard loans totaled $23.8 million, or 1.1% of total portfolio loans, as compared to $22.1 million, or 1.2% of total portfolio loans, at June 30, 2024.
OpenSky™
Revenues - Total revenue of $19.7 million decreased $0.4 million from the prior quarter. Interest income of $15.6 million decreased $0.2 million from the prior quarter. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $119.5 million for the third quarter 2024, increased $8.2 million, or 7.3% (not annualized), compared to prior quarter. Noninterest income of $4.1 million decreased $0.3 million as compared to prior quarter primarily related to lower annual fee income.
Noninterest Expense - Total noninterest expense of $13.3 million decreased $0.5 million primarily related to a reduction in seasonally high advertising expense in the second quarter 2024.
Loan and Deposit Balances - Loan balances, net of reserves, of $127.1 million at September 30, 2024 increased by $4.9 million, or 4.0%, compared to $122.2 million at June 30, 2024. Corresponding deposit balances of $170.8 million at September 30, 2024 decreased $2.7 million, or 1.6%, compared to $173.5 million at June 30, 2024. Gross unsecured loan balances of $39.7 million at September 30, 2024 increased $6.2 million, or 18.4%, compared to $33.6 million at June 30, 2024. During the third quarter 2024, the number of credit card accounts increased by 11,218 to 548,952 from June 30, 2024.
OpenSky™ Credit - Portfolio credit metrics continue to be stable and generally consistent with modeled expectations during the third quarter 2024. The provision for credit losses of $2.3 million remained flat when compared to the prior quarter.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			3Q24 vs 2Q24		3Q24 vs 3Q23
(in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$52,610	$50,615	$47,741	$1,995	3.9%	$4,869	10.2%
Interest expense	14,256	13,558	10,931	698	5.1%	3,325	30.4%
Net interest income	38,354	37,057	36,810	1,297	3.5%	1,544	4.2%
Provision for credit losses	3,748	3,417	2,280	331	9.7%	1,468	64.4%
Provision for credit losses on unfunded commitments	17	104	24	(87)	(83.7)%	(7)	(29.2)%
Noninterest income	6,635	6,890	6,326	(255)	(3.7)%	309	4.9%
Noninterest expense	29,725	29,493	28,046	232	0.8%	1,679	6.0%
Income before income taxes	11,499	10,933	12,786	566	5.2%	(1,287)	(10.1)%
Income tax expense	2,827	2,728	2,998	99	3.6%	(171)	(5.7)%
Net income	$8,672	$8,205	$9,788	$467	5.7%	$(1,116)	(11.4)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$15,264	$14,454	$15,090	$810	5.6%	$174	1.2%
PPNR, as adjusted(1)	$15,784	$14,537	$15,090	$1,247	8.6%	$694	4.6%

Common Share Data
Earnings per share - Basic	$0.62	$0.59	$0.70	$0.03	5.1%	$(0.08)	(11.4)%
Earnings per share - Diluted	$0.62	$0.59	$0.70	$0.03	5.1%	$(0.08)	(11.4)%
Earnings per share - Diluted, as adjusted(1)	$0.66	$0.59	$0.70	$0.07	11.9%	$(0.04)	(5.7)%
Weighted average common shares - Basic	13,914	13,895	13,933
Weighted average common shares - Diluted	13,951	13,895	14,024

Return Ratios
Return on average assets (annualized)	1.42%	1.40%	1.75%
Return on average assets, as adjusted (annualized)(1)	1.51%	1.41%	1.75%
Return on average equity (annualized)	12.59%	12.53%	16.00%
Return on average equity, as adjusted (annualized)(1)	13.40%	12.62%	16.00%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Nine Months Ended
	September 30,
(in thousands, except per share data)	2024	2023	$ Change	% Change
Earnings Summary
Interest income	$151,594	$136,237	$15,357	11.3%
Interest expense	41,175	29,600	11,575	39.1%
Net interest income	110,419	106,637	3,782	3.5%
Provision for credit losses	9,892	6,802	3,090	45.4%
Provision for credit losses on unfunded commitments	263	5	258	5,160.0%
Noninterest income	19,497	19,039	458	2.4%
Noninterest expense	88,705	83,860	4,845	5.8%
Income before income taxes	31,056	35,009	(3,953)	(11.3)%
Income tax expense	7,617	8,168	(551)	(6.7)%
Net income	$23,439	$26,841	$(3,402)	(12.7)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$41,211	$41,816	$(605)	(1.4)%
PPNR, as adjusted(1)	$42,526	$41,816	$710	1.7%

Common Share Data
Earnings per share - Basic	$1.69	$1.91	$(0.22)	(11.5)%
Earnings per share - Diluted	$1.69	$1.90	$(0.21)	(11.1)%
Earnings per share - Diluted, as adjusted(1)	$1.77	$1.90
Weighted average common shares - Basic	13,909	14,038
Weighted average common shares - Diluted	13,909	14,112

Return Ratios
Return on average assets (annualized)	1.32%	1.64%
Return on average assets, as adjusted (annualized)(1)	1.39%	1.64%
Return on average equity (annualized)	11.79%	15.08%
Return on average equity, as adjusted (annualized)(1)	12.37%	15.08%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands, except per share data)	2024	2023	% Change	2024	2023	2023
Balance Sheet Highlights
Assets	$2,560,788	$2,272,484	12.7%	$2,438,583	$2,324,238	$2,226,176
Investment securities available for sale	208,700	206,055	1.3%	207,917	202,254	208,329
Mortgage loans held for sale	19,554	4,843	303.8%	19,219	10,303	7,481
Portfolio loans receivable (2)	2,107,522	1,862,679	13.1%	2,021,588	1,964,525	1,903,288
Allowance for credit losses	31,925	28,279	12.9%	30,832	29,350	28,610
Deposits	2,186,224	1,967,988	11.1%	2,100,428	2,005,695	1,895,996
FHLB borrowings	52,000	22,000	136.4%	32,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	27,062
Total stockholders' equity	280,111	242,878	15.3%	267,854	259,465	254,860
Tangible common equity (1)	280,111	242,878	15.3%	267,854	259,465	254,860

Common shares outstanding	13,918	13,893	0.2%	13,910	13,890	13,923
Book value per share	$20.13	$17.48	15.2%	$19.26	$18.68	$18.31
Tangible book value per share (1)	$20.13	$17.48	15.2%	$19.26	$18.68	$18.31
Dividends per share	$0.10	$0.08	25.0%	$0.08	$0.08	$0.08
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Nine Months Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Interest income
Loans, including fees	$50,047	$48,275	$45,991	$45,109	$45,385	$144,313	$129,651
Investment securities available for sale	1,343	1,308	1,251	1,083	1,089	3,902	3,732
Federal funds sold and other	1,220	1,032	1,127	777	1,267	3,379	2,854
Total interest income	52,610	50,615	48,369	46,969	47,741	151,594	136,237

Interest expense
Deposits	13,902	13,050	12,833	11,759	10,703	39,785	27,866
Borrowed funds	354	508	528	321	228	1,390	1,734
Total interest expense	14,256	13,558	13,361	12,080	10,931	41,175	29,600

Net interest income	38,354	37,057	35,008	34,889	36,810	110,419	106,637
Provision for credit losses	3,748	3,417	2,727	2,808	2,280	9,892	6,802
Provision for (release of) credit losses on unfunded commitments	17	104	142	(106)	24	263	5
Net interest income after provision for credit losses	34,589	33,536	32,139	32,187	34,506	100,264	99,830

Noninterest income
Service charges on deposits	235	200	207	240	250	642	724
Credit card fees	4,055	4,330	3,881	3,970	4,387	12,266	13,303
Mortgage banking revenue	1,882	1,990	1,453	1,166	1,243	5,325	3,730
Other income	463	370	431	560	446	1,264	1,282
Total noninterest income	6,635	6,890	5,972	5,936	6,326	19,497	19,039

Noninterest expenses
Salaries and employee benefits	13,345	13,272	12,907	11,638	12,419	39,524	37,116
Occupancy and equipment	1,791	1,864	1,613	1,573	1,351	5,268	4,100
Professional fees	1,980	1,769	1,947	1,930	2,358	5,696	7,340
Data processing	6,930	6,788	6,761	6,128	6,469	20,479	19,558
Advertising	1,223	2,072	2,032	1,433	1,565	5,327	4,728
Loan processing	615	476	371	198	426	1,462	1,435
Foreclosed real estate expenses, net	1	—	1	—	1	2	7
Merger-related expenses	520	83	712	—	—	1,315	—
Operational losses	1,008	782	931	1,490	953	2,721	3,123
Other operating	2,312	2,387	2,212	2,517	2,504	6,911	6,453
Total noninterest expenses	29,725	29,493	29,487	26,907	28,046	88,705	83,860
Income before income taxes	11,499	10,933	8,624	11,216	12,786	31,056	35,009
Income tax expense	2,827	2,728	2,062	2,186	2,998	7,617	8,168
Net income	$8,672	$8,205	$6,562	$9,030	$9,788	$23,439	$26,841

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
(in thousands, except share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets
Cash and due from banks	$23,462	$19,294	$12,361	$14,513	$13,767
Interest-bearing deposits at other financial institutions	133,180	117,160	72,787	39,044	130,428
Federal funds sold	58	57	56	407	1,957
Total cash and cash equivalents	156,700	136,511	85,204	53,964	146,152
Investment securities available for sale	208,700	207,917	202,254	208,329	206,055
Restricted investments	5,895	4,930	4,441	4,353	4,340
Loans held for sale	19,554	19,219	10,303	7,481	4,843
Portfolio loans receivable, net of deferred fees and costs	2,107,522	2,021,588	1,964,525	1,903,288	1,862,679
Less allowance for credit losses	(31,925)	(30,832)	(29,350)	(28,610)	(28,279)
Total portfolio loans held for investment, net	2,075,597	1,990,756	1,935,175	1,874,678	1,834,400
Premises and equipment, net	5,959	5,551	4,500	5,069	5,297
Accrued interest receivable	12,468	12,162	12,258	11,494	11,231
Deferred tax asset	10,748	12,150	12,311	12,252	13,644
Bank owned life insurance	38,779	38,414	38,062	37,711	37,315
Accounts receivable	597	1,336	11,637	1,055	696
Other assets	25,791	9,637	8,093	9,790	8,511
Total assets	$2,560,788	$2,438,583	$2,324,238	$2,226,176	$2,272,484

Liabilities
Deposits
Noninterest-bearing	$718,120	$684,574	$665,812	$617,373	$680,803
Interest-bearing	1,468,104	1,415,854	1,339,883	1,278,623	1,287,185
Total deposits	2,186,224	2,100,428	2,005,695	1,895,996	1,967,988
Federal Home Loan Bank advances	52,000	32,000	22,000	22,000	22,000
Other borrowed funds	12,062	12,062	12,062	27,062	12,062
Accrued interest payable	8,503	6,573	6,009	5,583	5,204
Other liabilities	21,888	19,666	19,007	20,675	22,352
Total liabilities	2,280,677	2,170,729	2,064,773	1,971,316	2,029,606

Stockholders' equity
Common stock	139	139	139	139	139
Additional paid-in capital	55,585	55,005	54,229	54,473	54,549
Retained earnings	232,995	225,824	218,731	213,345	206,033
Accumulated other comprehensive loss	(8,608)	(13,114)	(13,634)	(13,097)	(17,843)
Total stockholders' equity	280,111	267,854	259,465	254,860	242,878
Total liabilities and stockholders' equity	$2,560,788	$2,438,583	$2,324,238	$2,226,176	$2,272,484

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024			Three Months Ended September 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$91,089	$1,137	4.97%	$77,069	$937	4.89%	$87,112	$1,183	5.39%
Federal funds sold	57	1	6.98	56	1	7.18	1,134	15	5.25
Investment securities available for sale	221,303	1,343	2.41	223,973	1,308	2.35	229,731	1,089	1.88
Restricted investments	4,911	82	6.64	5,435	94	6.96	4,058	69	6.75
Loans held for sale	9,967	161	6.43	7,907	132	6.71	6,670	111	6.60
Portfolio loans receivable(2)(3)	2,053,619	49,886	9.66	1,992,630	48,143	9.72	1,847,772	45,274	9.72
Total interest earning assets	2,380,946	52,610	8.79	2,307,070	50,615	8.82	2,176,477	47,741	8.70
Noninterest earning assets	56,924			46,798			44,640
Total assets	$2,437,870			$2,353,868			$2,221,117

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$228,365	321	0.56	$216,247	148	0.28	$215,527	71	0.13
Savings	4,135	5	0.48	4,409	1	0.09	5,582	3	0.21
Money market accounts	698,239	7,442	4.24	671,240	7,032	4.21	655,990	6,373	3.85
Time deposits	479,824	6,134	5.09	465,822	5,869	5.07	374,429	4,256	4.51
Borrowed funds	43,655	354	3.23	54,863	508	3.72	34,932	228	2.59
Total interest-bearing liabilities	1,454,218	14,256	3.90	1,412,581	13,558	3.86	1,286,460	10,931	3.37
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	28,834			24,844			25,047
Noninterest-bearing deposits	680,731			653,018			666,939
Stockholders’ equity	274,087			263,425			242,671
Total liabilities and stockholders’ equity	$2,437,870			$2,353,868			$2,221,117

Net interest spread			4.89%			4.96%			5.33%
Net interest income		$38,354			$37,057			$36,810
Net interest margin(4)			6.41%			6.46%			6.71%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, collectively, portfolio loans yield excluding credit card loans was 7.15%, 7.04% and 6.76%, respectively.
(4)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, collectively, credit card loans accounted for 233, 246 and 266 basis points of the reported net interest margin, respectively.

	Nine Months Ended September 30,
	2024			2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$84,254	$3,123	4.95%	$72,116	$2,531	4.69%
Federal funds sold	57	3	7.03	1,605	53	4.42
Investment securities available for sale	226,151	3,902	2.30	252,993	3,732	1.97
Restricted investments	4,982	253	6.78	5,184	270	6.96
Loans held for sale	7,591	376	6.62	6,145	299	6.51
Portfolio loans receivable(2)(3)	1,991,435	143,937	9.65	1,801,355	129,352	9.60
Total interest earning assets	2,314,470	151,594	8.75	2,139,398	136,237	8.51
Noninterest earning assets	49,458			44,123
Total assets	$2,363,928			$2,183,521

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$209,346	579	0.37	$203,099	208	0.14
Savings	4,460	7	0.21	5,965	6	0.13
Money market accounts	684,017	21,610	4.22	628,977	16,371	3.48
Time deposits	465,256	17,589	5.05	353,635	11,281	4.27
Borrowed funds	52,461	1,390	3.54	65,192	1,734	3.56
Total interest-bearing liabilities	1,415,540	41,175	3.89	1,256,868	29,600	3.15
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	25,844			22,846
Noninterest-bearing deposits	657,044			665,821
Stockholders’ equity	265,500			237,986
Total liabilities and stockholders’ equity	$2,363,928			$2,183,521

Net interest spread			4.86%			5.36%
Net interest income		$110,419			$106,637
Net interest margin(4)			6.37%			6.66%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the nine months ended September 30, 2024 and 2023, collectively, portfolio loans yield excluding credit card loans was 7.05% and 6.57%, respectively.
(4)For the nine months ended September 30, 2024 and 2023, collectively, credit card loans accounted for 239 and 268 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky™ (the Company’s credit card division) and the Corporate Office.

Effective January 1, 2024, the Company allocated certain expenses previously recorded directly to the Commercial Bank segment to the other segments. These expenses are for shared services also consumed by OpenSky™, CBHL, and Corporate. The Company performs an allocation process based on several metrics the Company believes more accurately ascribe shared service overhead to each segment. The Company believes this reflects the cost of support for each segment that should be considered in assessing segment performance. Historical information has been recast to reflect financial information consistently with the 2024 presentation.

The following schedule presents financial information for the periods indicated. Total assets are presented as of September 30, 2024, June 30, 2024, and September 30, 2023.

Segments
For the three months ended September 30, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Corporate(2)	Eliminations	Consolidated
Interest income	$35,805	$161	$15,625	$1,049	$(30)	$52,610
Interest expense	13,984	108	—	194	(30)	14,256
Net interest income	21,821	53	15,625	855	—	38,354
Provision for credit losses	1,453	—	2,294	1	—	3,748
Provision for credit losses on unfunded commitments	17	—	—	—	—	17
Net interest income after provision	20,351	53	13,331	854	—	34,589
Noninterest income	726	1,811	4,096	2	—	6,635
Noninterest expense(1)	12,422	2,395	13,276	1,632	—	29,725
Net income (loss) before taxes	$8,655	$(531)	$4,151	$(776)	$—	$11,499

Total assets	$2,358,555	$19,831	$121,587	$300,325	$(239,510)	$2,560,788

For the three months ended June 30, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Corporate(2)	Eliminations	Consolidated
Interest income	$33,935	$132	$15,785	$824	$(61)	$50,615
Interest expense	13,312	83	—	224	(61)	13,558
Net interest income	20,623	49	15,785	600	—	37,057
Provision for credit losses	1,118	—	2,299	—	—	3,417
Provision for credit losses on unfunded commitments	104	—	—	—	—	104
Net interest income after provision	19,401	49	13,486	600	—	33,536
Noninterest income	677	1,845	4,368	—	—	6,890
Noninterest expense(1)	12,209	2,500	13,775	1,009	—	29,493
Net income (loss) before taxes	$7,869	$(606)	$4,079	$(409)	$—	$10,933

Total assets	$2,254,198	$19,622	$115,593	$288,872	$(239,702)	$2,438,583

For the three months ended September 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky™	Corporate(2)	Eliminations	Consolidated
Interest income	$30,409	$111	$16,143	$1,162	$(84)	$47,741
Interest expense	10,736	32	—	247	(84)	10,931
Net interest income	19,673	79	16,143	915	—	36,810
Provision for credit losses	275	—	1,875	130	—	2,280
Provision for credit losses on unfunded commitments	24	—	—	—	—	24
Net interest income after provision	19,374	79	14,268	785	—	34,506
Noninterest income	665	1,255	4,405	1	—	6,326
Noninterest expense(1)	12,610	1,880	13,227	329	—	28,046
Net income (loss) before taxes	$7,429	$(546)	$5,446	$457	$—	$12,786

Total assets	$2,102,749	$5,280	$116,318	$264,950	$(216,813)	$2,272,484
________________________
(1)     Noninterest expense includes $6.2 million, $6.3 million, and $6.1 million in data processing expense in OpenSky’s™ segment for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

Segments
For the nine months ended September 30, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Corporate(2)	Eliminations	Consolidated
Interest income	$102,269	$376	$46,331	$2,772	$(154)	$151,594
Interest expense	40,450	232	—	647	(154)	41,175
Net interest income	61,819	144	46,331	2,125	—	110,419
Provision for credit losses	3,680	—	6,152	60	—	9,892
Provision for credit losses on unfunded commitments	263	—	—	—	—	263
Net interest income after provision	57,876	144	40,179	2,065	—	100,264
Noninterest income	2,107	5,008	12,379	3	—	19,497
Noninterest expense(1)	36,890	7,000	40,650	4,165	—	88,705
Net income (loss) before taxes	$23,093	$(1,848)	$11,908	$(2,097)	$—	$31,056

Total assets	$2,358,555	$19,831	$121,587	$300,325	$(239,510)	$2,560,788

For the nine months ended September 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky™	Corporate(2)	Eliminations	Consolidated
Interest income	$85,451	$299	$47,441	$3,274	$(228)	$136,237
Interest expense	29,012	104	—	712	(228)	29,600
Net interest income	56,439	195	47,441	2,562	—	106,637
Provision for credit losses	849	—	5,823	130	—	6,802
Provision for credit losses on unfunded commitments	5	—	—	—	—	5
Net interest income after provision	55,585	195	41,618	2,432	—	99,830
Noninterest income	1,964	3,743	13,329	3	—	19,039
Noninterest expense(1)	36,043	6,538	40,083	1,196	—	83,860
Net income (loss) before taxes	$21,506	$(2,600)	$14,864	$1,239	$—	$35,009

Total assets	$2,102,749	$5,280	$116,318	$264,950	$(216,813)	$2,272,484
(1)     Noninterest expense includes $18.7 million and $17.9 million in data processing expense in OpenSky’s™ segment for the nine months ended September 30, 2024 and 2023, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Earnings:
Net income	$8,672	$8,205	$6,562	$9,030	$9,788
Earnings per common share, diluted	0.62	0.59	0.47	0.65	0.70
Net interest margin	6.41%	6.46%	6.24%	6.40%	6.71%
Net interest margin, excluding credit card loans (1)	4.08%	4.00%	3.85%	3.92%	4.05%
Return on average assets(2)	1.42%	1.40%	1.15%	1.63%	1.75%
Return on average equity(2)	12.59%	12.53%	10.19%	14.44%	16.00%
Efficiency ratio	66.07%	67.11%	71.95%	65.91%	65.02%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,107,522	$2,021,588	$1,964,525	$1,902,643	$1,861,929
Total deposits	2,186,224	2,100,428	2,005,695	1,895,996	1,967,988
Total assets	2,560,788	2,438,583	2,324,238	2,226,176	2,272,484
Total stockholders' equity	280,111	267,854	259,465	254,860	242,878
Total average portfolio loans receivable, net deferred fees	2,053,619	1,992,630	1,927,372	1,863,298	1,847,772
Total average deposits	2,091,294	2,010,736	1,957,559	1,885,092	1,918,467
Portfolio loans-to-deposit ratio (period-end balances)	96.40%	96.25%	97.95%	100.35%	94.61%
Portfolio loans-to-deposit ratio (average balances)	98.20%	99.10%	98.46%	98.84%	96.32%

Asset Quality Ratios:
Nonperforming assets to total assets	0.60%	0.58%	0.62%	0.72%	0.67%
Nonperforming loans to total loans	0.73%	0.70%	0.73%	0.84%	0.82%
Net charge-offs to average portfolio loans (2)	0.51%	0.39%	0.41%	0.53%	0.38%
Allowance for credit losses to total loans	1.51%	1.53%	1.49%	1.50%	1.52%
Allowance for credit losses to non-performing loans	206.50%	219.40%	204.37%	178.34%	185.61%

Bank Capital Ratios:
Total risk based capital ratio	13.76%	14.51%	14.36%	14.81%	14.51%
Tier 1 risk based capital ratio	12.50%	13.25%	13.10%	13.56%	13.25%
Leverage ratio	9.84%	10.36%	10.29%	10.51%	10.04%
Common equity Tier 1 capital ratio	12.50%	13.25%	13.10%	13.56%	13.25%
Tangible common equity	9.12%	9.53%	9.66%	9.91%	9.08%
Holding Company Capital Ratios:
Total risk based capital ratio	16.65%	16.98%	16.83%	17.38%	17.11%
Tier 1 risk based capital ratio	14.88%	15.19%	15.03%	15.55%	15.27%
Leverage ratio	11.85%	11.93%	11.87%	12.14%	11.62%
Common equity Tier 1 capital ratio	14.78%	15.08%	14.92%	15.43%	15.27%
Tangible common equity	10.94%	10.98%	11.16%	11.45%	10.69%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Composition of Loans:
Commercial real estate, non owner-occupied	$403,487	$397,080	$377,224	$351,116	$350,637
Commercial real estate, owner-occupied	351,462	319,370	330,840	307,911	305,802
Residential real estate	623,684	601,312	577,112	573,104	558,147
Construction real estate	301,909	294,489	290,016	290,108	280,905
Commercial and industrial	271,811	255,686	254,577	239,208	237,549
Lender finance	29,546	33,294	13,484	11,085	—
Business equity lines of credit	2,663	2,989	14,768	14,117	14,155
Credit card, net of reserve(3)	127,098	122,217	111,898	123,331	122,533
Other consumer loans	2,045	1,930	738	950	948
Portfolio loans receivable	$2,113,705	$2,028,367	$1,970,657	$1,910,930	$1,870,676
Deferred origination fees, net	(6,183)	(6,779)	(6,132)	(7,642)	(7,997)
Portfolio loans receivable, net	$2,107,522	$2,021,588	$1,964,525	$1,903,288	$1,862,679

Composition of Deposits:
Noninterest-bearing	$718,120	$684,574	$665,812	$617,373	$680,803
Interest-bearing demand	266,493	266,070	193,963	199,308	229,035
Savings	3,763	4,270	4,525	5,211	5,686
Money markets	686,526	672,455	678,435	663,129	668,774
Brokered time deposits	153,022	155,148	160,641	142,356	128,665
Other time deposits	358,300	317,911	302,319	268,619	255,025
Total deposits	$2,186,224	$2,100,428	$2,005,695	$1,895,996	$1,967,988

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$74,690	$82,363	$52,080	$45,152	$50,023
Mortgage loans sold	67,296	66,417	40,377	34,140	39,364
Gain on sale of loans	1,644	1,732	1,238	1,015	1,011
Purchase volume as a % of originations	90.98%	96.48%	97.83%	89.99%	92.29%
Gain on sale as a % of loans sold(4)	2.44%	2.61%	3.07%	2.97%	2.57%
Mortgage commissions	$598	$582	$490	$465	$528

OpenSky™ Portfolio Metrics:
Open customer accounts	548,952	537,734	526,950	525,314	529,205
Secured credit card loans, gross	$89,641	$90,961	$85,663	$95,300	$98,138
Unsecured credit card loans, gross	39,730	33,560	28,508	30,817	27,430
Noninterest secured credit card deposits	170,750	173,499	171,771	173,857	181,185
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Earnings Metrics, as Adjusted	Quarter Ended
(in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net Income	$8,672	$8,205	$6,562	$9,030	$9,788
Add: Merger-Related Expenses, net of tax	557	62	538	—	—
Net Income, as Adjusted	$9,229	$8,267	$7,100	$9,030	$9,788

Weighted Average Common Shares - Diluted	13,951	13,895	13,919	13,989	14,024
Earnings per Share - Diluted	$0.62	$0.59	$0.47	$0.65	$0.70
Earnings per Share - Diluted, as Adjusted	$0.66	$0.59	$0.51	$0.65	$0.70

Average Assets	$2,437,870	$2,353,868	$2,299,234	$2,202,479	$2,221,117
Return on Average Assets(1)	1.42%	1.40%	1.15%	1.63%	1.75%
Return on Average Assets, as Adjusted(1)	1.51%	1.41%	1.24%	1.63%	1.75%

Average Equity	$274,087	$263,425	$258,892	$248,035	$242,671
Return on Average Equity(1)	12.59%	12.53%	10.19%	14.44%	16.00%
Return on Average Equity, as Adjusted(1)	13.40%	12.62%	11.03%	14.44%	16.00%

Net Interest Income	$38,354	$37,057	$35,008	$34,889	$36,810
Noninterest Income	6,635	6,890	5,972	5,936	6,326
Total Revenue	$44,989	$43,947	$40,980	$40,825	$43,136
Noninterest Expense	$29,725	$29,493	$29,487	$26,907	$28,046
Efficiency Ratio(2)	66.07%	67.11%	71.95%	65.91%	65.02%

Noninterest Expense	$29,725	$29,493	$29,487	$26,907	$28,046
Less: Merger-Related Expenses	520	83	712	—	—
Noninterest Expense, as Adjusted	$29,205	$29,410	$28,775	$26,907	$28,046
Efficiency Ratio, as Adjusted(2)	64.92%	66.92%	70.22%	65.91%	65.02%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Earnings Metrics, as Adjusted	Nine Months Ended
(in thousands, except per share data)	September 30, 2024	September 30, 2023

Net Income	$23,439	$26,841
Add: Merger-Related Expenses, Net of Tax	1,157	—
Net Income, as Adjusted	$24,596	$26,841

Weighted average common shares - Diluted	13,909	14,112
Earnings per share - Diluted	$1.69	$1.90
Earnings per share - Diluted, as Adjusted	$1.77	$1.90

Average Assets	$2,363,928	$2,183,521
Return on Average Assets(1)	1.32%	1.64%
Return on Average Assets, as Adjusted(1)	1.39%	1.64%

Average Equity	$265,500	$237,986
Return on Average Equity(1)	11.79%	15.08%
Return on Average Equity, as Adjusted(1)	12.37%	15.08%

Net Interest Income	$110,419	$106,637
Noninterest Income	19,497	19,039
Total Revenue	$129,916	$125,676
Noninterest Expense	$88,705	$83,860
Efficiency Ratio(2)	68.28%	66.73%

Noninterest Expense	$88,705	$83,860
Less: Merger-Related Expenses	1,315	—
Noninterest Expense, as Adjusted	$87,390	$83,860
Efficiency Ratio, as Adjusted(2)	67.27%	66.73%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Net Interest Margin, as Adjusted	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net Interest Income	$38,354	$37,057	$35,008	$34,889	$36,810
Less: Credit Card Loan Income	15,137	15,205	14,457	14,677	15,792
Net Interest Income, as Adjusted	$23,217	$21,852	$20,551	$20,212	$21,018
Average Interest Earning Assets	2,380,946	2,307,070	2,254,663	2,162,459	2,176,477
Less: Average Credit Card Loans	119,458	111,288	110,483	114,551	116,814
Total Average Interest Earning Assets, as Adjusted	$2,261,488	$2,195,782	$2,144,180	$2,047,908	$2,059,663
Net Interest Margin, as Adjusted	4.08%	4.00%	3.85%	3.92%	4.05%

Net Interest Margin, as Adjusted	Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023

Net Interest Income	$110,419	$106,637
Less: Credit Card Loan Income	44,798	46,419
Net Interest Income, as Adjusted	$65,621	$60,218
Average Interest Earning Assets	2,314,470	2,139,398
Less: Average Credit Card Loans	113,764	114,416
Total Average Interest Earning Assets, as Adjusted	$2,200,706	$2,024,982
Net Interest Margin, as Adjusted	3.98%	3.98%

Portfolio Loans Receivable Yield, as Adjusted	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Portfolio Loans Receivable Interest Income	$49,886	$48,143	$45,908	$45,026	$45,274
Less: Credit Card Loan Income	15,137	15,205	14,457	14,677	15,792
Portfolio Loans Receivable Interest Income, as Adjusted	$34,749	$32,938	$31,451	$30,349	$29,482
Average Portfolio Loans Receivable	2,053,619	1,992,630	1,927,372	1,863,298	1,847,772
Less: Average Credit Card Loans	119,458	111,288	110,483	114,551	116,814
Total Average Portfolio Loans Receivable, as Adjusted	$1,934,161	$1,881,342	$1,816,889	$1,748,747	$1,730,958
Portfolio Loans Receivable Yield, as Adjusted	7.15%	7.04%	6.96%	6.89%	6.76%

Portfolio Loans Receivable Yield, as Adjusted	Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023

Portfolio Loans Receivable Interest Income	$143,937	$129,352
Less: Credit Card Loan Income	44,798	46,419
Portfolio Loans Receivable Interest Income, as Adjusted	$99,139	$82,933
Average Portfolio Loans Receivable	1,991,435	1,801,355
Less: Average Credit Card Loans	113,764	114,416
Total Average Portfolio Loans Receivable, as Adjusted	$1,877,671	$1,686,939
Portfolio Loans Receivable Yield, as Adjusted	7.05%	6.57%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net Income	$8,672	$8,205	$6,562	$9,030	$9,788
Add: Income Tax Expense	2,827	2,728	2,062	2,186	2,998
Add: Provision for Credit Losses	3,748	3,417	2,727	2,808	2,280
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	17	104	142	(106)	24
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$15,264	$14,454	$11,493	$13,918	$15,090

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023

Net Income	$23,439	$26,841
Add: Income Tax Expense	7,617	8,168
Add: Provision for Credit Losses	9,892	6,802
Add: Provision for Credit Losses on Unfunded Commitments	263	5
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$41,211	$41,816

PPNR, as Adjusted	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net Income	$8,672	$8,205	$6,562	$9,030	$9,788
Add: Income Tax Expense	2,827	2,728	2,062	2,186	2,998
Add: Provision for Credit Losses	3,748	3,417	2,727	2,808	2,280
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	17	104	142	(106)	24
Add: Merger-Related Expenses	520	83	712	—	—
PPNR, as Adjusted	$15,784	$14,537	$12,205	$13,918	$15,090

PPNR, as Adjusted	Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023

Net Income	$23,439	$26,841
Add: Income Tax Expense	7,617	8,168
Add: Provision for Credit Losses	9,892	6,802
Add: Provision for Credit Losses on Unfunded Commitments	263	5
Add: Merger-Related Expenses	1,315	—
PPNR, as Adjusted	$42,526	$41,816

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Allowance for Credit Losses	$31,925	$30,832	$29,350	$28,610	$28,279
Total Portfolio Loans	2,107,522	2,021,588	1,964,525	1,903,288	1,862,679
Allowance for Credit Losses to Total Portfolio Loans	1.51%	1.53%	1.49%	1.50%	1.52%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total Nonperforming Assets	$15,460	$14,053	$14,361	$16,042	$15,236
Total Assets	2,560,788	2,438,583	2,324,238	2,226,176	2,272,484
Nonperforming Assets to Total Assets	0.60%	0.58%	0.62%	0.72%	0.67%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total Nonperforming Loans	$15,460	$14,053	$14,361	$16,042	$15,236
Total Portfolio Loans	2,107,522	2,021,588	1,964,525	1,903,288	1,862,679
Nonperforming Loans to Total Portfolio Loans	0.73%	0.70%	0.73%	0.84%	0.82%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total Net Charge-Offs	$2,655	$1,935	$1,987	$2,477	$1,780
Total Average Portfolio Loans	2,053,619	1,992,630	1,927,372	1,863,298	1,847,772
Net Charge-Offs to Average Portfolio Loans, Annualized	0.51%	0.39%	0.41%	0.53%	0.38%

Net Charge-offs to Average Portfolio Loans	Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023

Total Net Charge-Offs	$6,577	$5,996
Total Average Portfolio Loans	1,991,435	1,801,355
Net Charge-Offs to Average Portfolio Loans, Annualized	0.44%	0.45%

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total Stockholders' Equity	$280,111	$267,854	$259,465	$254,860	$242,878
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	—	—	—	—	—
Tangible Common Equity	$280,111	$267,854	$259,465	$254,860	$242,878
Period End Shares Outstanding	13,917,891	13,910,467	13,889,563	13,922,532	13,893,083
Tangible Book Value per Share	$20.13	$19.26	$18.68	$18.31	$17.48

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the greater Washington, D.C. and Baltimore, Maryland markets and one bank branch in Fort Lauderdale, Florida. Capital Bancorp had assets of approximately $2.6 billion at September 30, 2024 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; the expected cost savings, synergies and other financial benefits from the acquisition of IFHI or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Dominic Canuso (301) 468-8848 x1403
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com